UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 5, 2010
DORAL FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico (State or Other Jurisdiction of Incorporation)	001-31579 (Commission File Number)	66-0312162 (IRS Employer Identification No.)
1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717
(Address of Principal Executive Offices, Including Zip Code)
Registrant’s telephone number, including area code: 787-474-6700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On August 5, 2010, Doral Financial Corporation (the “Company”) entered into an Amendment No. 1 to the Securityholders and Registration Rights Agreement (the “Amendment”) with Doral Holdings Delaware, LLC (“Holdings”). A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
     Pursuant to the Amendment, the demand and piggyback registration rights of Holdings under the Securityholders and Registration Rights Agreement dated as of July 19, 2007 between the Company and Holdings were assigned to the limited partners of Doral Holdings L.P., the managing member of Holdings, in connection with the pending dissolution of Holdings and Doral Holdings L.P. pursuant to the Cooperation Agreement dated as of April 19, 2010 by and among the Company, Holdings, Doral Holdings L.P. and Doral GP Ltd.
     In addition, the Amendment provides that the Company will include all shares of common stock, par value $0.01 per share of the Company (the “Common Stock”) held by Holdings (or such lesser amount as requested by Holdings) in the resale registration statement prepared by the Company pursuant to the stock purchase agreement dated as of April 19, 2010 by and among the Company and the purchasers listed therein (the “Stock Purchase Agreement”) and that the Company shall keep such registration statement effective, subject to certain conditions, until the two-year anniversary of the Closing Date (as such term is defined in the Stock Purchase Agreement).

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits

10.1	Amendment No. 1 to Securityholders and Registration Rights Agreement.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION
Date: August 10, 2010	By:	/s/ Enrique R. Ubarri
		Name:	Enrique R. Ubarri
		Title:	Executive Vice President and General Counsel

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